UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 8, 2014

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2014, GigOptix, Inc. (“GigOptix” or the “Company”) entered into a Joint Venture and Quotaholders Agreement (the “Joint Venture Agreement”) with Fundação CPqD – Centro De Pesquisa e Desenvolvimento em Telecomunicações (CPqD), a foundation duly organized and existing under the laws of Brazil and based in Campinas, Brazil, and BrPhotonics Produtos Optoeletrônicos LTDA. (BrP), a business limited liability company organized in Brazil pertaining to the formation of BrP as a newly established joint venture company headquartered in Campinas, Brazil. BrP will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks of which the Company owns 49% and CPqD owns 51%. This joint venture is engaged in research and development of Silicon-Photonics (SiPh) advanced electro-optical products, and now holds the rights to the Company’s thin-film-polymer-on-silicon (TFPS) product family. As also previously reported on the February 11, 2014 Current Report on Form 8-K, the Joint Venture Agreement was to enter into force and take effect as to CPqD only after its terms and conditions were approved by CPqD’s Oversight Board, and the release of proceeds occurred from a loan requested by CPqD before FINEP – Agência Brasileira da Inovação to support the establishment of BrP and the development of its corporate purpose and activities. The Joint Venture Agreement has in April 2014 taken effect as those conditions have been satisfied.

In connection with the formation of BrP and the effectiveness of the Joint Venture Agreement in conjunction with the April 2, 2014 approval of the release of proceeds as requested by CPqD before by FINEP – Agência Brasileira da Inovação, the Compensation Committee of the Board on May 8, 2014 approved special one-time cash bonuses for the executive officers of the Company who developed the concept of the BrP joint venture and worked through the last 12 months to consummate the joint venture and incept BrP, as follows:

Bonus
Dr. Avi Katz	$200,000
Curt Sacks	$30,000
Andrea Betti-Berutto	$30,000

These bonuses will be paid in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: May 9, 2014